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Daimler-Benz Auto Grantor Trust 1995-A
Monthly Servicing Report
Servicer: Mercedes-Benz Credit Corporation
Trustee: Citibank, N.A.



Collection Period: December 1998
Distribution Date: 1/15/99



Statement for Class A and Class B Certificateholders Pursuant to
Section 4.9 of the Pooling and Servicing Agreement                                                            Per $1,000 of Original
                                                                                                              Class A/Class B
                                                                                                              Certificate Amount
                                                                                                              ------------------
    (i)  Principal Distribution
           Class A Amount                                                                  $57,335,458.69        $100.561174
           Class B Amount                                                                   $2,869,803.40         $95.634103

   (ii)  Interest Distribution
           Class A Amount                                                                     $279,510.36          $0.490236
           Class B Amount                                                                      $14,711.07          $0.490236

  (iii)  Amount of Distribution allocable to the Yield Supplement Amount                        $1,970.26
           Class A Amount                                                                       $1,871.75
           Class B Amount                                                                          $98.51

         Amount of Distribution allocable to the (Excess) Shortfall Amount                     ($9,558.48)
           Class A Percentage                                                                  ($9,080.56)
           Class B Percentage                                                                    ($477.92)

  (iv)   Monthly Servicing Fee                                                                 $50,294.26          $0.083801
           Monthly Supplemental Servicing Fee                                                       $0.00          $0.000000
           Class A Percentage of the Servicing Fee                                             $47,779.55          $0.083801
           Class A Percentage of the Supplemental Servicing Fee                                     $0.00          $0.000000
           Class B Percentage of the Servicing Fee                                              $2,514.71          $0.083801
           Class B Percentage of the Supplemental Servicing Fee                                     $0.00

    (v)  Class A Principal Balance (end of Collection Period)                                       $0.00
         Class A Pool Factor (end of Collection Period)                                          0.000000%
         Class B Principal Balance (end of Collection Period)                                       $0.00
         Class B Pool Factor (end of Collection Period)                                          0.000000%

   (vi)  Pool Balance (end of Collection Period)                                                    $0.00


  (vii)  Class A Interest Carryover Shortfall                                                       $0.00
         Class A Principal Carryover Shortfall                                                      $0.00
         Class B Interest Carryover Shortfall                                                       $0.00
         Class B Principal Carryover Shortfall                                               ($186,505.49)

 (viii)  Amount Otherwise Distributable to the Seller that is
         Distributed to Either the Class A or Class B Certificateholders                            $0.00          $0.000000


   (ix)  Balance of the Reserve Fund Property (end of Collection Period)
           Class A Amount                                                                           $0.00
           Class B Amount                                                                           $0.00

    (x)  Aggregate Purchase Amount of Receivables repurchased by the
          Seller or the Servicer                                                                    $0.00
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